UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 27, 2005

i2 Technologies, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	000-28030	75-2294945
(State of Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

One i2 Place, 11701 Luna Road, Dallas Texas	75234
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (469) 357-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On June 29, 2005, i2 Technologies, Inc. (the “Company”) and Primavera Systems, Inc. (“Primavera”) entered into a Stock Purchase Agreement (the “Stock Purchase Agreement”), pursuant to which the Company agreed to sell to Primavera 1,205,612 shares of Series A Convertible Preferred Stock of Primavera Software, Inc. (the “Primavera Software Preferred Shares”) for $11 million in cash. The sale of the Primavera Software Preferred Shares, which had originally been acquired by the Company in August 2000, closed on June 30, 2005. A copy of the Stock Purchase Agreement is attached to this report as Exhibit 10.1 and a press release announcing the sale of the Primavera Software Preferred Shares is attached to this report as Exhibit 99.1.

Item 8.01. Other Events.

As previously disclosed under Item 1.01 of the Current Report on Form 8-K filed by the Company on May 13, 2005 (the “Prior Current Report”), the Company and certain of its subsidiaries entered into certain agreements with Dassault Systèmes S.A. (“DS”), a French Societe Anonyme, and/or its subsidiaries regarding the parties’ intention to jointly develop sourcing solutions based on DS’s V5 platform for Product Lifecycle Management applications.

The agreements governing this transaction (the “Transaction”), which are described in the Prior Current Report, consist of (i) an LLC Interest Purchase Agreement (the “Purchase Agreement”), dated May 9, 2005, among the Company, Enovia Corp., a subsidiary of DS (“Enovia”), i2 Technologies US, Inc., a subsidiary of the Company (“i2 US”), and SoftSRM LLC, a newly formed subsidiary of the Company (“SoftSRM”); (ii) a Perpetual Source Code License Agreement, dated May 9, 2005, among DS, the Company and i2 US; and (iii) a Support Services and Maintenance Agreement, dated May 9, 2005, among DS, i2 US and SoftSRM.

The closing of the Transaction occurred on June 27, 2005, following the satisfaction of certain closing conditions under the Purchase Agreement. At the closing, Enovia paid i2 US an amount equal to US $10 million in cash (the “Purchase Price”) to acquire all the equity interests in SoftSRM owned by i2 US (the “Acquisition”). In addition, Enovia has agreed to reimburse the Company with respect to certain expenses incurred in connection with the Transaction. As a result of the closing of the Acquisition, SoftSRM and SoftSRM Development India Private Limited, a newly formed Indian subsidiary of SoftSRM, are now both wholly-owned by Enovia.

A copy of the Company’s press release announcing the closing of the Transaction is attached to this report as Exhibit 99.2.

Item 9.01. Financial Statements and Exhibits.

(c)	Exhibits.

10.1	Stock Purchase Agreement, dated as of June 29, 2005, by and between Primavera Systems, Inc. and i2 Technologies, Inc.

99.1	Press Release dated June 30, 2005.

99.2	Press Release dated June 28, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

i2 TECHNOLOGIES, INC.

Dated: July 1, 2005	By:	/s/ Robert C. Donohoo
Robert C. Donohoo
Vice President and General Counsel

Index to Exhibits

Exhibit No.	Description
10.1	Stock Purchase Agreement, dated as of June 29, 2005, by and between Primavera Systems, Inc. and i2 Technologies, Inc.

99.1	Press Release dated June 30, 2005.

99.2	Press Release dated June 28, 2005